EXHIBIT 99.1

MRI Interventions Welcomes Medical Device Operational Specialist Timothy T. Richards to Board of Directors

With more than 25 years in the medical technology industry, Mr. Richards brings additional depth of commercial experience to the MRI Interventions Board

IRVINE, California, DATE (GLOBE NEWSWIRE) -- MRI Interventions, Inc. (OTCQB:MRIC) today announced that its Board of Directors has elected medical device executive Timothy T. Richards to the Board. Mr. Richards’ diverse background in the medical technology industry includes over 25 years of international experience spanning the areas of operations, market and product development, and global commercial expansion.

Since October 2012, Mr. Richards has served as the Senior Vice President of Commercial Operations for Seventh Sense BioSystems, Inc., a venture capital-backed start-up with a focus on point-of-care diagnostic testing, where he was recruited to the build and develop the company’s commercial organization. Prior to joining Seventh Sense BioSystems, Mr. Richards served as President of Facet Technologies, LLC, a privately-held supplier to major diagnostic companies where he led the company’s manufacturing and supply chain platform. Mr. Richards held executive-level positions within the Covidien organization, first as U.S. President of the Patient Care & Safety Products business unit, and subsequently as President of VNUS Medical Technologies following its acquisition by Covidien in 2009. He served as Senior Vice President, Chief Marketing Officer and a member of the Executive Board of B. Braun Medical Inc., a leader in infusion therapy and pain management. Before joining B. Braun Medical, Mr. Richards held a number of progressive leadership positions throughout the U.S. and Asia with Becton Dickinson and Company.

Mr. Richards received his B.A. from Lake Forest College, and he has participated in executive management and organizational development programs at Stanford Business School, Columbia University, European School of Management and Technology and American University.

“Tim’s considerable experience broadens the Board’s operational intelligence,” stated Kimble Jenkins, CEO of MRI Interventions. “His involvement and leadership throughout his career across multiple business functions, including marketing, sales, planning, business development, manufacturing and supply chain, will provide valuable perspective throughout the continued development and expansion of our products and services.”

“MRI Interventions is a remarkable and talented company, already engaged in transforming the field of neurosurgery with its ClearPoint® platform and preparing to do the same in the cardiac arena with the development of its ClearTrace® system,” noted Mr. Richards. “I am eager to join these efforts to improve patient care and look forward to contributing my own knowledge and experience to promote the company’s enduring success in these fields.”

About MRI Interventions, Inc.

Founded in 1998, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared ClearPoint® system is designed to enable a range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. MRI Interventions is also working with Boston Scientific Corporation to incorporate its MRI-safety technologies into Boston Scientific's implantable leads for cardiac and neurological applications. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that, to different degrees, are uncertain and involve risk. Uncertainties and risks may cause MRI Interventions' actual results and the timing of events to differ materially from those expressed in or implied by MRI Interventions' forward-looking statements. Particular uncertainties and risks include, among others: demand and market acceptance of our products; our ability to successfully expand our sales and marketing capabilities; our ability to successfully complete the development of, and to obtain regulatory clearance or approval for, future products, including our current product candidates; availability of third party reimbursement; the sufficiency of our cash resources to maintain planned commercialization efforts and research and development programs; future actions of the FDA or any other regulatory body that could impact product development, manufacturing or sale; our ability to protect and enforce our intellectual property rights; our dependence on collaboration partners; the impact of competitive products and pricing; and the impact of the commercial and credit environment on us and our customers and suppliers. More detailed information on these and additional factors that could affect MRI Interventions' actual results are described in MRI Interventions' filings with the Securities and Exchange Commission, including, without limitation, MRI Interventions’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2013. Except as required by law, MRI Interventions undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release to reflect any change in MRI Interventions' expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300